UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 5, 2012

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 5, 2012, American Eagle Outfitters, Inc. (the "Company") entered into an employment agreement (the "Harris Agreement") with Sherry Harris effective November 5, 2012 to secure her services as Executive Vice President - Chief Talent and Culture Officer.  As compensation and benefits under the Agreement, Ms. Harris will receive the following:

(1) Annual base salary of $500,000;

(2) A signing bonus of $200,000 gross, paid in a lump-sum, subject to a repayment agreement;

(3) Eligibility to receive an annual incentive cash bonus under the Company's 2005 Stock Award and Incentive Plan, as amended (the "2005A Plan") beginning with the 2013 fiscal year with a target incentive bonus of 60% of her base salary and the maximum bonus of 120% of her base salary.  The 2005A Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals set forth in writing established by the Compensation Committee of the Board of Directors (the "Committee");

(4)  Eligibility to receive a RSU ("RSU") award in spring of fiscal 2013 with a value of $270,000 under the 2005A Plan.  If Company performance meets or exceeds certain targets for fiscal 2013; the entire RSU grant may vest upon certification of 2013 performance. The Committee must verify that the performance goals and other material terms are met prior to vesting. However, if the performance goals are not met, then the RSU grant will vest proportionally over three years from the grant date based solely on continued service to the Company over that period;

(5)  Based upon the Company's performance in fiscal 2013, eligibility to receive a RSU award in spring of fiscal 2014 with a value of $300,000 under the 2005A Plan, which RSU award, if granted, would vest in spring of fiscal 2015;

(6) Eligibility to receive a grant of a long-term performance restricted stock unit award ("PSP RSU") in spring of fiscal 2013 with a value of $330,000 under the Company's 2005A Plan.  Vesting of the PSP RSU will be contingent upon the achievement of Company performance goals for a given 3-year period. Based upon Company performance, the units will vest at the end of the 3-year period. The actual number of units vested will be based upon a sliding performance scale, varying between 0-150% of the target award. Shares not vested will be forfeited; and

(7) Eligibility to participate in the Company's relocation, employee welfare, benefit, retirement and deferred compensation plans, programs or policies that are in effect and generally available to the other senior executives of the Company.

The foregoing description of the Harris Agreement is qualified in its entirety by reference to the agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Sherry Harris dated November 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: November 6, 2012	By:	/s/ Cornelius Bulman, Jr.
Cornelius Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Sherry Harris dated November 5, 2012